EXHIBIT 24.0

Power of Attorney
The directors of Heritage Financial Corporation (the “Company”) whose signatures appear below, hereby appoint Brian L. Vance as their attorney to sign, in their name and behalf and in any and all capacities stated below, the Company’s Annual Report on Form 10-K pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, and such persons hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation and hereby ratifying all of that any such attorney or his substitute may do by virtue hereof.
This Power of Attorney has been signed by the following persons in the capacities indicated on the 10th day of March 2016.

Signature	Title

/s/ Rhoda Altom
Rhoda Altom	Director

/s/ David H. Brown
David H. Brown	Director

/s/ Brian S. Charneski
Brian S. Charneski	Director

/s/ John A. Clees
John A. Clees	Director

/s/ Gary B. Christiansen
Gary B. Christiansen	Director

/s/ Mark D. Crawford
Mark D. Crawford	Director

/s/ Kimberly T. Ellwanger
Kimberly T. Ellwanger	Director

/s/ Deborah J. Gavin
Deborah J. Gavin	Director

/s/ Jeffrey S. Lyon
Jeffrey S. Lyon	Director

/s/ Gragg E. Miller
Gragg E. Miller	Director

/s/ Anthony B. Pickering
Anthony B. Pickering	Director

/s/ Robert T. Severns
Robert T. Severns	Director

/s/ Ann Watson
Ann Watson	Director